Exhibit 2.2

FIRST AMENDMENT
TO
ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (“Amendment”) is entered into on March      , 2004, by and among Economic Analysis LLC, a California limited liability company (“Seller”), Economic Analysis Corporation, a California corporation (“EAC”), the Klein Family Trust (the “Klein Trust”), Kevin C. Green (“Green”), John Hekman (“Hekman”), Michael Smith (“Smith”), Winnaf, Inc. (“Winnaf”) (EAC, the Klein Trust, Green, Hekman, Smith and Winnaf to be referred to herein collectively as the “Selling Members”), Benjamin Klein (“Klein”), Darrell Williams (“Williams”), LECG, LLC, a California limited liability company (“Purchaser”), and LECG Corporation, a Delaware corporation (known in California as “LECG Corporation Which Will Do Business in California as Delaware LECG Corporation”) (“Parent”).

RECITALS

A.            Seller, EAC, the Selling Members, Klein, Williams, Purchaser and Parent are parties to that certain Asset Purchase Agreement dated as of March 1, 2004 (the “Asset Purchase Agreement”).  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Asset Purchase Agreement.

B.            Seller, EAC, the Selling Members, Klein, Williams, Purchaser and Parent are prepared to proceed with the Closing, but wish to address certain issues pertaining to the Closing and the Asset Purchase Agreement in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.             Status of Parent.  Parent is qualified to do business and is doing business in California as “LECG Corporation Which Will Do Business in California as Delaware LECG Corporation.”  To the extent that Parent is deemed to be doing business in California by virtue of entering into the Asset Purchase Agreement, the Bill of Sale, or executing or delivering any documents or instruments pursuant to the Asset Purchase Agreement or performing its obligations under the Asset Purchase Agreement, the Bill of Sale or documents or instruments delivered in connection therewith, all references to Parent in the Asset Purchase Agreement, any exhibits or schedules to the Asset Purchase Agreement, the Bill of Sale, the Officer’s Certificates delivered under Section 6.3 of the Asset Purchase Agreement and any other documents or instruments executed and delivered by Parent, including without limitation, the signature blocks executed by Parent as “LECG Corporation” in those contexts will be deemed in each and every instance to mean “LECG Corporation Which Will Do Business in California as Delaware LECG Corporation.”

2.             Distribution of Parent Stock.  The parties acknowledge that, notwithstanding the language of Section 3.1.1(b), Schedule 3.1.1 reflects the actual number of shares to be received by each Distributee and not the percentage of the Parent Stock to be allocated to each Distributee.

3.             Disclosure Schedules.  As required by Section 10.5 of the Asset Purchase Agreement, Seller is delivering to Purchaser herewith a new Schedule 2.1.2 and updated Schedules 7.10 and 7.19 to the Asset Purchase Agreement.

4.             No Further Modification or Amendment.  Except as expressly set forth herein, the Asset Purchase Agreement has not been modified or amended in any respect and continues in full force and effect on the date hereof.

5.             Facsimile Signatures.  Signatures delivered by facsimile or electronic file format will be treated in all respects as originals.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PURCHASER:			PARENT:

LECG Corporation,
LECG, LLC			a Delaware corporation
A California limited liability company			(known in California as LECG Corporation
Which Will Do Business in California as
Delaware LECG Corporation)
By:	LECG Corporation,
	a Delaware corporation		By:	/s/ DAVID KAPLAN
	(known in California as LECG Corporation			David Kaplan
Which Will Do Business in California as
	Delaware LECG Corporation)		Its:	President

Its:	Sole Manager

	By:	/s/ DAVID KAPLAN
David Kaplan

	Its:	President

SELLER ENTITIES:

Economic Analysis LLC
a California limited liability company

By:	/s/ BENJAMIN KLEIN

Its:	PRESIDENT

Economic Analysis Corporation,
a California corporation

By:	/s/ BENJAMIN KLEIN
Benjamin Klein

Its:	President

Klein Family Trust

By:	/s/ BENJAMIN KLEIN
Benjamin Klein

Its:	Trustee

/s/ BENJAMIN KLEIN
Benjamin Klein

/s/ KEVIN C. GREEN
Kevin C. Green

/s/ JOHN HEKMAN
John Hekman

/s/ MICHAEL SMITH
Michael Smith

/s/ DARRELL WILLIAMS
Darrell Williams

Winnaf, Inc.
a California corporation

By:	/s/ DARRELL WILLIAMS
Darrell Williams

Its:	President